Exhibit 99.1

Berkshire Hills Reports 19% Increase in First Quarter Core EPS; Dividend Declared

PITTSFIELD, MA, April 27, 2015 — Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported $0.50 in core earnings per share in the first quarter of 2015, which was a 19% increase over first quarter results in the prior year.  Profit growth has been due to higher revenues from continued business momentum.   First quarter core EPS increased by 4% from $0.48 in the fourth quarter of 2014.  GAAP EPS totaled $0.35 per share in the most recent quarter compared to $0.46 in the linked quarter.  Earnings in both periods were impacted by non-core charges related primarily to growth and restructuring, including charges related to the acquisition of Hampden Bancorp, which was completed on April 17, 2015.

FIRST QUARTER FINANCIAL HIGHLIGHTS (comparisons are to prior quarter unless otherwise stated):

•              4% increase in core earnings per share

•              14% annualized increase in commercial loans

•              6% annualized increase in deposits

•              11% annualized increase in demand deposits

•              9% increase in fee income (year-over-year)

•              0.36% non-performing assets/assets

•              0.28% net loan charge-offs/average loans

CEO Michael Daly stated, “We continued our momentum of sequential and year-over-year growth in core EPS in the most recent quarter.  We also maintained double digit annualized expansion in our focus areas of commercial loans and demand deposits, where we continue to capitalize on the strength of our regional bank franchise.  This contributed to an increase in our net interest margin before purchased loan accretion.  Most categories of fee income also increased year over year as we further develop revenue synergies and deepen our market and wallet share.”

Mr. Daly continued, “Our acquisition of Springfield-based Hampden Bancorp was completed on April 17 on schedule.  We look forward to expanding our share of that market through the additional services that we can deliver with our resources.  In recent weeks, Berkshire also announced the recruitment of leadership talent for our Hartford commercial banking team and for our successful Albany private banking and wealth teams.  We’ve delivered core earnings growth while also strengthening our market presence and the financial solutions that we offer in our regions.  Hockey legend Ray Bourque and left wing Milan Lucic joined us as spokespersons and we completed a second successful season in our partnership with NESN (New England Sports Network) as the Official Bank of Boston Bruins coverage on the network, garnering widespread brand recognition and significant business leads.”

Mr. Daly concluded, “The Hampden acquisition boosted our assets and outstanding shares by more than 10% and we continue to target accretive financial benefits after merger efficiencies are achieved during the year.   We are maintaining our focus on expense disciplines and efficiency while improving our overall franchise positioning and talent redeployment to better serve our customers.  Our goal is to continue to generate positive core operating leverage from revenue synergies and expense management to further improve core earnings and profitability.”

DIVIDEND DECLARED

The Board of Directors voted to declare a cash dividend of $0.19 per share to shareholders of record at the close of business on May 14, 2015, payable on May 28, 2015.  This dividend equates to a 2.9% annualized yield based on the $26.18 average closing price of Berkshire’s common stock during the first quarter.  In January 2015, the Board increased the dividend by $0.01, or 6%, from the $0.18 quarterly amount which was in effect throughout 2014.

FINANCIAL CONDITION

Total assets increased at a 4% annualized rate in the first quarter due primarily to a 4% annualized increase in total loans funded by a 6% annualized increase in total deposits.  Capital and liquidity ratios remained solid and did not change significantly.  Tangible book value per share increased at a 6% annualized rate to $17.46 and total book value per share increased at a 3% annualized rate to $28.36.

Berkshire continued to generate strong double digit commercial loan growth, which measured 14% annualized in the first quarter of 2015, including 11% annualized growth in commercial and industrial loan balances.  Managed reductions in other loans resulted in 4% annualized growth in total loans during the quarter.  Residential mortgage loans decreased as most first quarter mortgage originations were sold into the secondary market following a decrease in interest rates at the start of the year.  The decrease in consumer loans was due to a change in the auto loan portfolio strategy initiated in the final quarter of 2014.

Asset quality metrics remained favorable and continued to improve.  Annualized net loan charge-offs measured 0.28% of average loans for the quarter.   Quarter-end non-performing assets decreased to 0.36% of total assets and accruing delinquent loans decreased to 0.43% of total loans.  The loan loss allowance increased to 0.77% of total loans; approximately 15% of quarter-end loans were balances recorded at fair value in prior year bank acquisitions.

Annualized first quarter deposit growth of 6% included increases in most major categories.  Growth was primarily in relationship oriented transaction accounts.  The ratio of loans/deposits was 100% at quarter-end, compared to 101% at the start of the quarter.

RESULTS OF OPERATIONS

First quarter 2015 core EPS increased by $0.02, or 4%, over the linked quarter due to growth in loans and fee revenues. The first quarter core return on equity improved to 7.1% and the core return on tangible equity improved to 12.1%.  Net non-core charges totaled $0.15 per share during the quarter, including $0.11 related to the Hampden merger and $0.04 in branch restructuring charges.  The GAAP return on equity measured 5.0% during the quarter including the impact of these non-core charges.

Total net interest income decreased sequentially by $1.2 million, or 2%, including a $1.3 million decrease to $0.3 million in purchased loan accretion. The net interest margin increased to 3.15% from 3.12% before purchased loan accretion including the benefit of the shift in mix towards higher yielding loans from investment securities.  Including purchased loan accretion, the net interest margin was 3.18% in the first quarter, compared to 3.23% in the prior quarter.

Total fee income increased by $1.1 million, or 9% year-over-year, with increases in most major categories.  Fee income was up $0.8 million, or 6%, compared to the linked quarter.  Seasonal increases in insurance and wealth management revenues mostly offset seasonal and weather related decreases in loan and deposit fees.  Mortgage banking fees increased due to increased refinancing demand spurred by lower interest rates.

The loan loss provision totaled $3.9 million in each of the two most recent quarters and exceeded net charge-offs of $3.2 million in each of these quarters.   Including seasonal and weather related factors, first quarter core non-interest expense increased to $40.7 million from $39.9 million in the linked quarter.  Full-time equivalent staff was unchanged at 1,091 at quarter-end.  The efficiency ratio increased to 63.3% due to seasonality and lower revenue from purchased loan accretion.  This ratio is expected to improve due to planned revenue growth and efficiencies related to the Hampden acquisition and the branch restructuring.

Berkshire’s increased financing of tax-advantaged commercial development projects contributed $0.04 in additional EPS in the first quarter, compared to the prior quarter.  This offset the $0.03 after-tax impact of the previously noted decrease in purchased loan accretion.  Due to its regional reach and resources, the Company has expanded its tax-advantaged investments in redevelopment projects with commercial relationship partners in its communities.   This financing resulted in a charge to non-interest income which is more than offset by the tax benefits which are a component of income tax expense.  This activity is summarized and included with Supplementary Data reported on schedule F-9.

UNAUDITED FINANCIAL HIGHLIGHTS OF HAMPDEN BANCORP

Included in the financial exhibits to this news release are unaudited selected first quarter financial highlights for Hampden, which was acquired by Berkshire on April 17, 2015.  This information does not include all items which may affect Hampden’s final financial statements as of March 31, 2015 and it does not include non-core charges related to the merger of Hampden into Berkshire. Additional financial information about Hampden will be provided in the notes to Berkshire’s midyear financial statements, which will include merger accounting adjustments as well as the results of the acquired Hampden operations from the effective date of the merger.

CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Tuesday, April 28, 2015 to discuss the results for the quarter and provide guidance about expected future results. Participants should dial-in to the call 10-15 minutes before it begins. Information about the conference call follows:

Live Dial-in:  888-317-6003; access number: 5204709

Webcast:  ir.berkshirebank.com

Replay:  877-344-7529; access number: 10062838

A telephone replay of the call will be available through Wednesday, May 6, 2015. The webcast will be available on Berkshire’s website for an extended period of time.  A print friendly version of this news release will be available at the web link shown above.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank — America’s Most Exciting Bank®. Including the operations of Hampden Bancorp acquired on April 17, 2015, Berkshire has $7.2 billion in assets and 96 full-service branch offices in Massachusetts, New York, Connecticut, and Vermont providing personal and business banking, insurance, and wealth management services.  Including new shares issued for the Hampden acquisition, Berkshire now has 29.52 million shares outstanding.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”).  These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition.  They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information.  A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.  In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.  The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense.  These measures exclude amounts which the Company views as unrelated to its normalized operations, including securities gains/losses, losses recorded for hedge terminations, merger costs, restructuring costs, systems conversion costs, and out-of-period adjustments.  Non-core adjustments are presented net of an adjustment for income tax expense.  This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income.  The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items.  The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community.  Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, and professional fees.  Systems conversion costs relate primarily to the Company’s core systems conversion and related systems conversions costs.   Restructuring costs primarily consist of costs and losses associated with the disposition of assets.

CONTACTS

Investor Relations Contact

Allison O’Rourke; Senior Vice President, Investor Relations Officer; 413-236-3149

Media Contact

Ray Smith; Assistant Vice President, Marketing; 413-236-3756

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-1)

	March 31	December 31
(In thousands)	2015	2014
Assets
Cash and due from banks	$43,089	$54,179
Short-term investments	19,125	17,575
Total cash and short-term investments	62,214	71,754

Trading security	14,970	14,909
Securities available for sale, at fair value	1,099,656	1,091,818
Securities held to maturity, at amortized cost	42,818	43,347
Federal Home Loan Bank stock and other restricted securities	58,734	55,720
Total securities	1,216,178	1,205,794

Loans held for sale, at fair value	29,305	19,493

Residential mortgages	1,473,239	1,496,204
Commercial real estate	1,672,099	1,611,567
Commercial and industrial loans	826,815	804,366
Consumer loans	756,510	768,463
Total loans	4,728,663	4,680,600
Less: Allowance for loan losses	(36,286)	(35,662)
Net loans	4,692,377	4,644,938

Premises and equipment, net	85,053	87,279
Other real estate owned	1,444	2,049
Goodwill	264,742	264,742
Other intangible assets	10,627	11,528
Cash surrender value of bank-owned life insurance	105,302	104,588
Deferred tax asset, net	26,828	28,776
Other assets	77,169	61,090
Total assets	$6,571,239	$6,502,031

Liabilities and stockholders’ equity
Demand deposits	$892,225	$869,302
NOW deposits	436,458	426,108
Money market deposits	1,372,924	1,407,179
Savings deposits	512,607	496,344
Time deposits	1,505,469	1,455,746
Total deposits	4,719,683	4,654,679

Senior borrowings	956,118	962,576
Subordinated borrowings	89,765	89,747
Total borrowings	1,045,883	1,052,323

Other liabilities	89,443	85,742
Total liabilities	5,855,009	5,792,744

Total stockholders’ equity	716,230	709,287
Total liabilities and stockholders’ equity	$6,571,239	$6,502,031

Net shares outstanding	25,253	25,183

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-2)

LOAN ANALYSIS

			Annualized growth %
(in millions)	March 31, 2015 Balance	Dec. 31, 2014 Balance	Quarter ended March 31, 2015

Total residential mortgages	$1,473	$1,496	(6)%

Commercial real estate	1,672	1,612	15
Commercial and industrial loans	827	804	11
Total commercial loans	2,499	2,416	14

Home equity	318	319	(1)
Auto and other	439	450	(10)
Total consumer loans	757	769	(6)
Total loans	$4,729	$4,681	4%

DEPOSIT ANALYSIS

			Annualized growth %
(in millions)	March 31, 2015 Balance	Dec. 31, 2014 Balance	Quarter ended March 31, 2015
Demand	$892	$869	11%
NOW	436	426	9
Money market	1,373	1,407	(10)
Savings	513	497	13
Total non-maturity deposits	3,214	3,199	2

Total time deposits	1,506	1,456	14
Total deposits	$4,720	$4,655	6%

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED - (F-3)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2015	2014
Interest and dividend income
Loans	$44,445	$42,494
Securities and other	8,306	7,301
Total interest and dividend income	52,751	49,795
Interest expense
Deposits	4,949	4,721
Borrowings	2,309	2,308
Total interest expense	7,258	7,029
Net interest income	45,493	42,766
Non-interest income
Loan related income	1,283	1,248
Mortgage banking income	1,253	372
Deposit related fees	5,677	5,439
Insurance commissions and fees	2,967	3,049
Wealth management fees	2,603	2,549
Total fee income	13,783	12,657
Other	(1,255)	524
Gain on sale of securities, net	34	34
Loss on termination of hedges	—	(8,792)
Total non-interest income	12,562	4,423
Total net revenue	58,055	47,189
Provision for loan losses	3,851	3,396
Non-interest expense
Compensation and benefits	21,811	19,859
Occupancy and equipment	7,108	6,814
Technology and communications	3,593	3,778
Marketing and promotion	713	521
Professional services	1,272	1,152
FDIC premiums and assessments	1,129	1,009
Other real estate owned and foreclosures	251	523
Amortization of intangible assets	901	1,306
Merger, restructuring and conversion expense (1)	4,421	6,301
Other	3,949	4,097
Total non-interest expense	45,148	45,360

Income before income taxes	9,056	(1,567)
Income tax expense	297	(461)
Net income	$8,759	$(1,106)

Earnings per share:
Basic	$0.35	$(0.04)
Diluted	$0.35	$(0.04)

Weighted average shares outstanding:
Basic	24,803	24,698
Diluted	24,955	24,698

(1) Merger, restructuring and conversion expenses include Hampden acquisition and branch acquisition related expenses and restructuring expenses.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED - (F-4)

	Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(In thousands, except per share data)	2015	2014	2014	2014	2014
Interest and dividend income
Loans	$44,445	$45,706	$43,958	$42,309	$42,494
Securities and other	8,306	8,310	8,098	8,866	7,301
Total interest and dividend income	52,751	54,016	52,056	51,175	49,795
Interest expense
Deposits	4,949	5,109	4,877	4,478	4,721
Borrowings	2,309	2,260	2,230	2,368	2,308
Total interest expense	7,258	7,369	7,107	6,846	7,029
Net interest income	45,493	46,647	44,949	44,329	42,766
Non-interest income
Loan related income	1,283	1,763	1,471	1,846	1,248
Mortgage banking income	1,253	504	994	691	372
Deposit related fees	5,677	6,137	6,449	6,610	5,439
Insurance commissions and fees	2,967	2,223	2,632	2,460	3,049
Wealth management fees	2,603	2,373	2,330	2,294	2,549
Total fee income	13,783	13,000	13,876	13,901	12,657
Other	(1,255)	1,200	520	402	524
Gain on sale of securities, net	34	—	245	203	34
Loss on termination of hedges	—	—	—	—	(8,792)
Total non-interest income	12,562	14,200	14,641	14,506	4,423
Total net revenue	58,055	60,847	59,590	58,835	47,189
Provision for loan losses	3,851	3,898	3,685	3,989	3,396
Non-interest expense
Compensation and benefits	21,811	20,965	20,665	20,279	19,859
Occupancy and equipment	7,108	6,655	6,780	6,656	6,814
Technology and communications	3,593	3,702	3,484	3,800	3,778
Marketing and promotion	713	771	659	621	521
Professional services	1,272	1,205	830	1,024	1,152
FDIC premiums and assessments	1,129	1,083	1,163	1,029	1,009
Other real estate owned and foreclosures	251	232	13	33	523
Amortization of intangible assets	901	996	1,236	1,274	1,306
Merger, restructuring and conversion expense	4,421	1,762	238	190	6,301
Other	3,949	4,305	4,619	4,357	4,097
Total non-interest expense	45,148	41,676	39,687	39,263	45,360

Income (loss) before income taxes	9,056	15,273	16,218	15,583	(1,567)
Income tax expense (benefit)	297	3,875	4,230	4,119	(461)
Net income (loss)	$8,759	$11,398	$11,988	$11,464	$(1,106)

Earnings (loss) per share:
Basic	$0.35	$0.46	$0.48	$0.46	$(0.04)
Diluted	$0.35	$0.46	$0.48	$0.46	$(0.04)

Weighted average shares outstanding:
Basic	24,803	24,758	24,747	24,715	24,698
Diluted	24,955	24,912	24,861	24,809	24,698

(1) See note on Page F-3

BERKSHIRE HILLS BANCORP, INC.

ASSET QUALITY ANALYSIS - UNAUDITED - (F-5)

	At or for the Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in thousands)	2015	2014	2014	2014	2014
NON-PERFORMING ASSETS
Non-accruing loans:
Residential mortgages	$4,153	$3,908	$4,810	$5,295	$6,071
Commercial real estate	13,516	12,878	12,192	12,583	13,036
Commercial and industrial loans	1,308	1,705	2,225	4,821	2,411
Consumer loans	3,032	3,214	3,660	3,359	3,846
Total non-accruing loans	22,009	21,705	22,887	26,058	25,364
Other real estate owned	1,444	2,049	4,854	2,445	2,418
Total non-performing assets	$23,453	$23,754	$27,741	$28,503	$27,782

Total non-accruing loans/total loans	0.47%	0.46%	0.50%	0.59%	0.60%
Total non-performing assets/total assets	0.36%	0.37%	0.44%	0.45%	0.46%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$35,662	$34,966	$34,353	$33,602	$33,323
Charged-off loans	(3,432)	(3,660)	(3,360)	(3,516)	(3,317)
Recoveries on charged-off loans	205	458	288	278	200
Net loans charged-off	(3,227)	(3,202)	(3,072)	(3,238)	(3,117)
Provision for loan losses	3,851	3,898	3,685	3,989	3,396
Balance at end of period	$36,286	$35,662	$34,966	$34,353	$33,602

Allowance for loan losses/total loans	0.77%	0.76%	0.77%	0.77%	0.79%
Allowance for loan losses/non-accruing loans	165%	164%	153%	132%	132%

NET LOAN CHARGE-OFFS
Residential mortgages	$(299)	$(181)	$(394)	$(602)	$(1,055)
Commercial real estate	(2,007)	(1,810)	(1,470)	(1,028)	(1,105)
Commercial and industrial loans	(375)	(540)	(687)	(1,341)	(215)
Home equity	(202)	(240)	(193)	(51)	(458)
Auto and other consumer	(344)	(431)	(328)	(216)	(284)
Total, net	$(3,227)	$(3,202)	$(3,072)	$(3,238)	$(3,117)

Net charge-offs (QTD annualized)/average loans	0.28%	0.29%	0.28%	0.31%	0.30%
Net charge-offs (YTD annualized)/average loans	0.28%	0.29%	0.29%	0.30%	0.30%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.28%	0.42%	0.32%	0.34%	0.37%
90+ Days delinquent and still accruing	0.15%	0.10%	0.12%	0.21%	0.22%
Total accruing delinquent loans	0.43%	0.52%	0.44%	0.55%	0.59%
Non-accruing loans	0.47%	0.46%	0.50%	0.59%	0.60%
Total delinquent and non-accruing loans	0.90%	0.98%	0.94%	1.14%	1.19%

BERKSHIRE HILLS BANCORP, INC.

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-6)

	At or for the Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2015	2014	2014	2014	2014

PER SHARE DATA
Core earnings, diluted	$0.50	$0.48	$0.46	$0.44	$0.42
Net earnings, diluted	0.35	0.46	0.48	0.46	(0.04)
Tangible book value	17.46	17.19	16.67	16.40	15.84
Total book value	28.36	28.17	27.69	27.49	26.99
Market price at period end	27.70	26.66	23.49	23.22	25.88
Dividends	0.19	0.18	0.18	0.18	0.18

PERFORMANCE RATIOS (2)
Core return on assets	0.76%	0.75%	0.73%	0.71%	0.71%
Return on assets	0.54	0.71	0.77	0.75	(0.08)
Core return on equity	7.06	6.89	6.59	6.32	6.02
Core return on tangible equity	12.14	11.96	11.76	11.34	10.84
Return on equity	5.00	6.52	6.95	6.64	(0.64)
Net interest margin, fully taxable equivalent	3.18	3.23	3.20	3.26	3.35
Fee income/Net interest and fee income	23.25	21.79	23.59	23.87	22.84
Efficiency ratio	63.27	62.46	62.89	62.96	64.42

GROWTH
Total commercial loans, year-to-date (annualized)	14%	15%	14%	19%	9%
Total loans, year-to-date (annualized)	4	12	12	13	6
Total net revenues, year-to-date, compared to prior year	23	—	(3)	(7)	(17)
Core earnings per share, year-to-date, compared to prior year	19	(4)	(10)	(15)	(22)
Earnings per share, year-to-date, compared to prior year	N/A	(18)	(27)	(54)	(110)

FINANCIAL DATA (In millions)
Total assets	$6,571	$6,502	$6,352	$6,311	$6,010
Total earning assets	5,993	5,923	5,765	5,700	5,408
Total investments	1,216	1,206	1,171	1,198	1,145
Total loans	4,729	4,681	4,553	4,450	4,243
Allowance for loan losses	36	36	35	34	34
Total intangible assets	275	276	277	279	280
Total deposits	4,720	4,655	4,563	4,479	4,219
Total stockholders’ equity	716	709	697	690	678
Total core income	12.4	12.0	11.4	10.9	10.4
Total net income	8.8	11.4	12.0	11.5	(1.1)

ASSET QUALITY RATIOS
Net charge-offs (current quarter annualized)/average loans	0.28%	0.29%	0.28%	0.31%	0.30%
Allowance for loan losses/total loans	0.77	0.78	0.77	0.77	0.79

CONDITION RATIOS
Stockholders’ equity to total assets	10.90%	10.91%	10.97%	10.94%	11.27%
Tangible stockholders’ equity to tangible assets (3)	7.00	6.95	6.91	6.81	6.94
Investments to total assets	18.51	18.54	18.43	18.99	19.05
Loans/deposits	100	101	100	99	101

(1)                            Reconciliation of Non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9.

(2)                            All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

(3)                            Tangible assets are total assets less total intangible assets.

BERKSHIRE HILLS BANCORP, INC.

AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(In thousands)	2015	2014	2014	2014	2014
Assets
Loans:
Residential mortgages	$1,469,910	$1,468,271	$1,412,720	$1,379,625	$1,379,266
Commercial real estate	1,646,638	1,611,343	1,579,258	1,488,462	1,420,382
Commercial and industrial loans	806,710	733,750	716,787	703,798	684,776
Consumer loans	765,938	782,584	763,296	729,654	699,598
Total loans (1)	4,689,196	4,595,948	4,472,061	4,301,539	4,184,022
Securities (2)	1,176,559	1,190,182	1,169,765	1,225,646	1,047,658
Short-term investments and loans held for sale	55,652	54,843	39,496	28,426	28,631
Total earning assets	5,921,407	5,840,973	5,681,322	5,555,611	5,260,311
Goodwill and other intangible assets	275,732	276,645	277,775	279,024	278,386
Other assets	300,264	304,909	305,698	311,176	312,145
Total assets	$6,497,403	$6,422,527	$6,264,795	$6,145,811	$5,850,842

Liabilities and stockholders’ equity
Deposits:
NOW	$423,474	$415,806	$417,802	$425,824	$409,631
Money market	1,408,777	1,426,722	1,405,454	1,448,624	1,490,408
Savings	502,412	479,988	480,036	481,790	463,615
Time	1,419,706	1,425,865	1,406,914	1,152,651	1,069,987
Total interest-bearing deposits	3,754,369	3,748,381	3,710,206	3,508,889	3,433,641
Borrowings	1,106,541	1,053,884	980,135	1,113,431	899,458
Total interest-bearing liabilities	4,860,910	4,802,265	4,690,341	4,622,320	4,333,099
Non-interest-bearing demand deposits	869,780	863,795	824,489	779,775	749,982
Other liabilities	65,453	56,805	60,088	52,712	76,258
Total liabilities	5,796,143	5,722,865	5,574,918	5,454,807	5,159,339

Total stockholders’ equity	701,260	699,662	689,877	691,004	691,503

Total liabilities and stockholders’ equity	$6,497,403	$6,422,527	$6,264,795	$6,145,811	$5,850,842

Supplementary data
Total non-maturity deposits	$3,204,443	$3,186,311	$3,127,781	$3,136,013	$3,113,636
Total deposits	4,624,149	4,612,176	4,534,695	4,288,664	4,183,623
Fully taxable equivalent income adjustment	889	887	859	852	718
Total average tangible equity (3)	425,528	423,017	412,102	411,980	413,117

(1) Total loans include non-accruing loans.

(2) Average balances for securities available-for-sale are based on amortized cost.

(3) Total average tangible equity results from the subtraction of average goodwill and other intangible assets from total average stockholders’ equity.

BERKSHIRE HILLS BANCORP, INC.

AVERAGE YIELDS  (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-8)

	Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2015	2014	2014	2014	2014

Earning assets
Loans:
Residential mortgages	3.94%	3.88%	3.86%	3.99%	4.12%
Commercial real estate	4.12	4.18	4.26	4.20	4.49
Commercial and industrial loans	3.70	4.22	3.79	3.82	3.97
Consumer loans	3.23	3.35	3.34	3.49	3.56
Total loans	3.86	3.96	3.91	3.96	4.13
Securities	3.10	3.00	2.98	3.13	3.04
Short-term investments and loans held for sale	1.40	1.37	1.65	1.40	1.51
Total earning assets	3.67	3.73	3.70	3.76	3.89

Funding liabilities
Deposits:
NOW	0.14	0.15	0.17	0.15	0.15
Money market	0.40	0.42	0.37	0.36	0.37
Savings	0.15	0.14	0.14	0.16	0.16
Time	0.92	0.91	0.91	0.98	1.15
Total interest-bearing deposits	0.53	0.54	0.52	0.51	0.56
Borrowings	0.85	0.85	0.90	0.85	1.04
Total interest-bearing liabilities	0.61	0.61	0.60	0.59	0.66

Net interest spread	3.06	3.12	3.10	3.17	3.23
Net interest margin	3.18	3.23	3.20	3.26	3.35

Cost of funds (1)	0.51	0.52	0.51	0.51	0.56
Cost of deposits (2)	0.43	0.44	0.43	0.42	0.46

(1) Cost of funds includes all deposits and borrowings.

(2) The average cost of deposits include the deposits held for sale.

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - UNAUDITED - (F-9)

		At or for the Quarters Ended
		Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in thousands)		2015	2014	2014	2014	2014
Net income (loss)		$8,759	$11,398	$11,988	$11,464	$(1,106)
Adj: Gain on sale of securities, net		(34)	—	(245)	(203)	(34)
Adj: Loss on termination of hedges		—	—	—	—	8,792
Adj: Merger and acquisition expense		3,275	1,708	—	52	3,637
Adj: Restructuring and conversion expense		1,146	54	238	138	2,665
Adj: Out-of-period adjustment (1)		—	—	—	—	1,381
Adj: Income taxes		(772)	(1,114)	(612)	(536)	(4,923)
Total core income	(A)	$12,374	$12,046	$11,369	$10,915	$10,412

Total revenue		$58,055	$60,847	$59,590	$58,835	$47,189
Adj: Gain on sale of securities, net		(34)	—	(245)	(203)	(34)
Adj: Loss on termination of hedges		—	—	—	—	8,792
Adj: Out-of-period adjustment (1)		—	—	—	—	1,381
Total core revenue	(B)	$58,021	$60,847	$59,345	$58,632	$57,328

Total non-interest expense		$45,148	$41,676	$39,687	$39,263	$45,360
Less: Total non-core expense (see above)		(4,421)	(1,762)	(238)	(190)	(6,302)
Core non-interest expense	(C)	$40,727	$39,914	$39,449	$39,073	$39,058

(in millions, except per share data)
Total average assets	(D)	$6,497	$6,423	$6,265	$6,146	$5,851
Total average stockholders’ equity	(E)	701	700	690	691	692
Total average tangible stockholders’ equity	(F)	426	423	412	412	413
Total tangible stockholders’ equity, period-end (2)	(G)	441	433	420	411	398

Total common shares outstanding, period-end (thousands)	(H)	25,253	25,183	25,173	25,115	25,105
Average diluted shares outstanding (thousands) (3)	(I)	24,955	24,912	24,861	24,809	24,833

Core earnings per share, diluted	(A/I)	$0.50	$0.48	$0.46	$0.44	$0.42
Tangible book value per share, period-end	(G/H)	$17.46	$17.19	$16.67	$16.40	$15.84

Performance ratios (4)
Core return on assets	(A/D)	0.76%	0.75%	0.73%	0.71%	0.71%
Core return on equity	(A/E)	7.06	6.89	6.59	6.32	6.02
Core return on tangible equity (5)	(A/F)	12.14	11.96	11.76	11.34	10.84
Efficiency ratio	(C-L)/(B+J+M)	63.27	62.46	62.89	62.96	64.42

Supplementary data (in thousands)
Tax benefit - tax-advantaged commercial project investments (6)	(J)	$4,034	$570	$555	$555	$555
Non-interest income charge - tax-advantaged commercial project investments (7)	(K)	(2,851)	(417)	(417)	(417)	(417)
Net income on tax-advantaged commercial project investments	(J+K)	1,183	153	138	138	138
Intangible amortization	(L)	901	996	1,236	1,274	1,306
Fully taxable equivalent income adjustment	(M)	889	887	859	852	718

(1)         The out of period adjustment shown above relates to interest income earned on loans acquired in bank acquisitions.

(2)         Total tangible stockholders’ equity is computed by taking total stockholders’ equity less the intangible assets at period-end.

(3)         Average diluted shares computed for core earnings per share differ from GAAP average diluted shares, in the first quarter of 2014, due to the GAAP net loss compared to core net income for the period.

(4)         Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.

(5)         Core return on tangible equity is computed by dividing the total core income adjusted for the tax-affected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.

(6)         The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy projects.

(7)         The non-interest income charge is the reduction to the tax-advantaged commercial project investments, which are incurred as the tax credits are generated.

HAMPDEN BANCORP

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS - F-10

	March 31,	December 31,
(In thousands)	2015	2014
Selected Financial Condition Data:
Loans:
Residential mortgages	$106,367	$109,427
Commercial real estate	209,491	207,393
Commercial and industrial loans	85,646	87,867
Consumer loans	106,015	108,346
Total loans	$507,519	$513,033

Deposits:
Demand deposits	$104,638	$82,630
NOW deposits	53,755	50,989
Money market deposits	87,083	99,229
Savings deposits	100,415	98,794
Time deposits	154,621	157,250
Total deposits	$500,512	$488,892

	Three Months Ended	Three Months Ended
	March 31,	December 31,
	2015	2014
Selected Operating Data:
Net Interest income	$5,273	$5,205
Non-interest income	799	856
Core non-interest expense (1)	4,169	4,497

Average Yields: (2)
Total loans	4.54%	4.51%
Total deposits	0.71	0.72

(1) Core non-interest expense information excludes non-core merger and shareholder relations associated items.

(2) Average yields are annualized.